Exhibit 4.1

                                TEGAL CORPORATION

                           UNIT SUBSCRIPTION AGREEMENT
                             CONVERTIBLE DEBENTURES
                                  AND WARRANTS


                  UNIT SUBSCRIPTION AGREEMENT (the "AGREEMENT") dated as of ____ __, 2003 among TEGAL CORPORATION, a Delaware corporation ("COMPANY"), and the persons who execute this agreement as investors (the "INVESTORS").

BACKGROUND: The Company desires to sell to the Investors, and the Investors desire to purchase up to $7,200,000 in principal amount of 2% Convertible Secured Debentures, in substantially the form attached hereto as Exhibit 1 (the "DEBENTURES") and up to 4,114,224 eight-year warrants (equivalent to approximately 20% of the Debenture Underlying Shares), each exercisable to purchase one share of common stock, $.01 par value per share, of the Company (the "Common Stock"), in substantially the form attached hereto as EXHIBIT 2 (the "WARRANTS"). It is anticipated there will be two closings since the Company is unable to issue more than 19.9% of its outstanding shares without stockholder approval. The proceeds are necessary for the development and continuance of the business of the Company and each of its Subsidiaries.

CERTAIN DEFINITIONS:

         "COMMON STOCK" shall mean stock of the Company of any class (however designated) whether now or hereafter authorized, which generally has the right to participate in the voting and in the distribution of earnings and assets of the Company without limit as to amount or percentage, including the Company's Common Stock, $.01 par value per share.

         "COMPANY" includes the Company and any corporation or other entity which shall succeed to or assume, directly or indirectly, the obligations of the Company hereunder. The term "CORPORATION" shall include an association, joint stock company, business trust, limited liability company or other similar organization.

         "COMPANY DISCLOSURE LETTER" means the disclosure letter delivered to the Investors prior to the execution of this Agreement, which letter is incorporated in this Agreement.

         "FIRST CLOSING FACTOR" shall be equal to the quotient of (i) the product of (x) .199 multiplied by (y) 16,091,762, the number of shares of Common Stock outstanding as on the Subscription Date divided by (ii) the number of Underlying Shares of the Securities for which Agreements have been entered into on the Subscription Date.

         "MATERIAL ADVERSE CHANGE" shall mean any change in the facts represented by the Company in the Agreement or the business, financial condition, results of operation, prospects, properties or operations of the Company and its Subsidiaries taken as a whole which may have a material adverse effect on the value of the Common Stock of the Company.

         "OWN" means own beneficially, as that term is defined in the rules and regulations of the SEC.

         "PERSON" means any individual, sole proprietorship, partnership, corporation, limited liability company, business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity, any university or similar institution, or any government or any agency or instrumentality or political subdivision thereof.

         "SEC" means the Securities and Exchange Commission.

         "SECOND CLOSING CONDITIONS" shall mean: (i) the receipt of approval of the stockholders of the Company to the issuance of all the Securities and the Second Closing as required by the applicable rules of The Nasdaq Stock Market,
(ii) the amendment of the Company's Certificate of Incorporation to provide for an increase of the Company's authorized Common Stock to 100,000,000 shares (the "AMENDMENT"), (iii) the receipt of approval of the stockholders of the Company to effect a reverse stock split of Tegal's common stock, whereby each outstanding 2, 3, 5, 10 or 15 shares would be combined, converted and changed into one share of common stock, provided that Tegal's board of directors will retain discretion as to which amendment will be filed superseding the action of the stockholders on April 28, 2003 and as to when and whether any amendment is filed and (iv) the absence of any Material Adverse Change since the First Closing Date.

         "SUBSIDIARY" shall mean any corporation of which stock or other interest having ordinary power to elect a majority of the Board of Directors (or other governing body) of such entity (regardless of whether or not at the time stock or interests of any other class or classes of such corporation shall have or may have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned by the Company or by one or more Subsidiaries.

         "SUBSCRIPTION DATE" shall mean the date, but no later than June 25, 2003 (unless extended up to 15 days by written consent of the Company and Investors who have entered into Agreements providing for the purchase of at least 140 Units), as of which the Company has executed the Agreement with Investors for the purchase of at least $3 million of Securities and has notified the Investors in writing that it is no longer accepting subscription to the Agreement from additional potential Investors.

         "UNDERLYING SHARES" shall mean the shares of Common Stock issued or from time to time issuable upon conversion of the Debentures and exercise of the Warrants.

                  In consideration of the mutual covenants contained herein, the parties agree as follows:

                  1. PURCHASE AND SALE OF STOCK.

                           1.1. SALE AND ISSUANCE OF SECURITIES. The Company shall sell to the Investors and the Investors shall purchase from the Company, up to 144 units (the "UNITS"), each Unit consisting of (i) $50,000 in principal amount of Debentures and (ii) Warrants to purchase 28,571 shares of Common Stock, at a price of $50,000 per Unit, or a total of at least $7,000,000 in principal amount of Debentures (the "PURCHASED DEBENTURES") and Warrants to purchase up to 4,114,224 shares of Common Stock (the "PURCHASED WARRANTS"), for an aggregate purchase price of at least $7,000,000, up to $7,200,000. The Purchased Debentures and Purchased Warrants are referred to herein collectively as the "SECURITIES". The number of Purchased Debentures and Purchased Warrants to be purchased by each Investor from the Company is set forth opposite the name of such Investor on the signature page hereof, subject to acceptance, in whole or in part, by the Company.

                           1.2. CLOSINGS. The closings of the purchase and sale of the Securities hereunder (each a "CLOSING") shall take place on (x) within three business days after the Subscription Date, but no later than June 30, 2003, unless extended up to 15 days by written consent of the Company and Investors who have entered into Agreements providing for the purchase of at least 140 Units (the "FIRST CLOSING"), and (y) a date within three business days of notice by the Company of satisfaction of the Second Closing Conditions, but no later than August 29, 2003, unless extended up to 15 days by written consent of the Company and Investors who have entered into Agreements providing for the purchase of at least 70 Units (the "SECOND CLOSING"). Any date on which a Closing occurs is referred to herein as the "CLOSING DATE." The date on which the First Closing takes place is referred to herein as the "FIRST CLOSING DATE." The date on which the Second Closing takes place is referred to herein as the "SECOND CLOSING DATE." Each Closing shall take place at the offices of Hahn & Hessen LLP, the Investors' counsel, in New York, New York, or at such other location as is mutually acceptable to the Investors and the Company.

                                    (a) The First Closing shall take place
                  within three business days after the Subscription Date, subject to fulfillment of the conditions of closing set forth in the Agreement. At the First Closing:

                                            (i) each Investor purchasing
                           Securities at the First Closing shall deliver to the Company or its designees by wire transfer or such other method of payment as the Company shall approve, an amount equal to the product of (A) the purchase price of the Securities purchased by such Investor hereunder, as set forth opposite such Investor's name on the signature pages hereof, multiplied by the (B) First Closing Factor;

                                            (ii) the Company shall issue and
                           deliver to each Investor purchasing Securities at the First Closing (x) Debentures in principal amount equal to the amount paid pursuant to Section 1.2(a)(i) above, and (y) Warrants for the product of
                           (A) the portion of the Purchased Warrants to be issued by the Company and purchased by such Investor, as set forth opposite such Investor's name on the signature pages hereof, multiplied by (B) the First Closing Factor.

                                    (b) The Second Closing shall take place
                  within five business days after the Company's notice to the Investors of satisfaction of the Second Closing Conditions. At the Second Closing:

                                            (i) each Investor purchasing
                           Securities at the Second Closing shall deliver to the Company or its designees by wire transfer or such other method of payment as the Company shall approve, an amount equal to the difference between (A) the purchase price of the Securities purchased by such Investor hereunder, as set forth opposite such Investor's name on the signature pages hereof, less
                           (B) the amount paid for Securities by such Investor at the First Closing;

                                            (ii) the Company shall issue and
                           deliver to each Investor purchasing Securities at the Closing (x) Debentures in principal amount equal to the amount paid pursuant to Section 1.2(b)(i) above, and (y) Warrants for the product of (A) the portion of the Purchased Warrants to be issued by the Company and purchased by such Investor, as set forth opposite such Investor's name on the signature pages hereof, multiplied by (B) the First Closing Factor.

                                    (c)     The Company has determined that
                  each of the Purchased Warrants will have a value of $0.1175.

                           1.3. CONDITIONS OF FIRST CLOSING. The obligations of the Investors to complete the purchase of the Securities at the First Closing is subject to fulfillment of the following conditions:

                                    (a) the Company and the Investors shall
                  execute and deliver a Registration Rights Agreement, dated the First Closing Date, in the form attached as EXHIBIT 3 with respect to the Underlying Shares (the "REGISTRATION RIGHTS AGREEMENT");

                                    (b) the Company and Orin Hirschman shall
                  execute and deliver a Financial Advisory Agreement, dated the First Closing Date, in the form attached as EXHIBIT 4 (the "FINANCIAL ADVISORY AGREEMENT");

                                    (c) each Subsidiary shall execute and
                  deliver to the Investors a Guaranty Agreement, dated the First Closing Date, in the form attached as EXHIBIT 5 (the "SUBSIDIARY GUARANTY");

                                    (d) the Company, the Subsidiaries and the
                  Investors shall enter into the Security Agreement, dated the First Closing Date, in the form attached hereto as EXHIBIT 6 (the "SECURITY AGREEMENT", and with the Agreement, the

                  Debentures, the Warrants, the Registration Rights Agreements, the Financial Advisory Agreement, the Subsidiary Guaranties and other documents required in connection with the transactions contemplated in the Agreement, the "TRANSACTION DOCUMENTS");

                                    (e) the Company shall deliver to the
                  Investors an Opinion of Counsel, dated the First Closing Date and reasonably satisfactory to counsel for the Investors, with respect to the matters set forth on EXHIBIT 7;

                                    (f) the Company shall have obtained all
                  consents to the Transaction Documents required under its existing credit facilities in form and substance satisfactory to the investors (including, without limitation, as to lack of contractual subordination and standstill requirements with respect to remedies and the collateral under the Security Agreement) and a related release of any security interest in the Collateral (as defined in the Security Agreement);

                                    (g) the representation and warranties of the
                  Company set forth in this Agreement shall be true and correct as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the First Closing Date as though made on and as of the First Closing Date, and the Company shall have performed in all material respects all covenants and other obligations required to be performed by it under this Agreement at or prior to the First Closing Date, and the Investors shall have received a certificate signed on behalf of the Company by the President and Secretary of the Company, in such capacities, to such effect;

                                    (h) the Company shall have executed and
                  delivered all documents, such as financing statements and assignments, reasonably requested by counsel for the Investors; and

                                    (i) All Securities delivered at the First
                  Closing shall have all necessary stock transfer tax stamps (purchased at the expense of the Company) affixed.

                                    (j) The Company shall have entered into
                  agreements with the Investors for the sale of Securities with an aggregate purchase price of at least $7,000,000.

                           1.4. CONDITIONS OF SECOND CLOSING. The obligations of the Investors to complete the purchase of the Securities at the Second Closing is subject to fulfillment of the following conditions:

                                    (a)     the Company shall pay the Investors'
                  expenses to the extent set forth in Section 6.9 hereof;

                                    (b) the Investors shall have received a
                  certificate signed on behalf of the Company by the President and Secretary of the Company, in such capacities, to the effect that the Second Closing Conditions have been met;

                                    (c) the Company shall deliver to the
                  Investors an Opinion of Counsel, dated the Second Closing Date and reasonably satisfactory to counsel for the Investors, with respect to the matters set forth on EXHIBIT 7; and

                                    (d) All Securities delivered at the Second
                  Closing shall have all necessary stock transfer tax stamps (purchased at the expense of the Company) affixed.

                 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to each of the Investors as follows:

                           2.1. CORPORATE ORGANIZATION; AUTHORITY; DUE
                  AUTHORIZATION.

                                    (a) The Company (i) is a corporation duly
                  organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) has the corporate power and authority to own or lease its properties as and in the places where such business is now conducted and to carry on its business as now conducted and (iii) is duly qualified and in good standing as a foreign corporation authorized to do business in every jurisdiction where the failure to so qualify, individually or in the aggregate, would have a material adverse effect on the operations, prospects, assets, liabilities, financial condition or business of the Company (a "MATERIAL ADVERSE EFFECT"). Set forth in the Company Disclosure Letter is a complete and correct list of all Subsidiaries. Each Subsidiary is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and is qualified to do business as a foreign corporation in each jurisdiction in which qualification is required, except where failure to so qualify would not have a Material Adverse Effect.

                                    (b) Each of the Company and each Subsidiary
                  (i) has the requisite corporate power and authority to execute, deliver and perform the Amendment, this Agreement and the other Transaction Documents to which it is a party and to incur the obligations herein and therein and (ii) has been authorized by all necessary corporate action to execute, deliver and perform the Amendment, this Agreement and the other Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby (the "CONTEMPLATED TRANSACTIONS"). Each of the Amendment, this Agreement and the other Transaction Documents is a valid and binding obligation of the Company and the applicable Subsidiaries enforceable in accordance with its terms except as limited by applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting the enforcement of creditors' rights and the availability of equitable remedies (regardless of whether such enforceability is considered in a proceeding at law or equity).

                           2.2. CAPITALIZATION. As of June 6, 2003, the authorized capital stock of the Company consisted of (i) 35,000,000 shares of Common Stock, $.01 par value, of which 16,091,762 shares of Common Stock are outstanding and (ii) 5,000,000 shares of Preferred Stock, $.01 par value, authorized of which none are outstanding. All outstanding shares were issued in compliance with all applicable Federal and state securities laws, and the issuance of such shares was duly authorized. Except as contemplated by this Agreement or as set forth in the Company Disclosure Letter, there are (i) no outstanding subscriptions, warrants, options, conversion privileges or other rights or agreements obligating the Company to purchase or otherwise acquire or issue any shares of capital stock of the Company (or shares reserved for such purpose), (ii) no preemptive rights contained in the Company's Certificate of Incorporation, as amended (the "CERTIFICATE OF INCORPORATION"), By-Laws of the Company or contracts to which the Company is a party or rights of first refusal with respect to the issuance of additional shares of capital stock of the Company, including without limitation the Securities and the Underlying Shares, and (iii) no commitments or understandings (oral or written) of the Company to issue any shares, warrants, options or other rights. Except as set forth in the Company Disclosure Letter, none of the shares of Common Stock are subject to any stockholders' agreement, voting trust agreement or similar arrangement or understanding. Except as set forth in the Company Disclosure Letter, the Company has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter. The Company currently shall not within the next twelve months take any action or agree to take any action providing for an increase in the number of shares reserved for issuance for equity incentives under the Company's Amended 1998 Equity Participation Plan (the "PLAN") or any other employee incentive plan, or any new such plan, by an aggregate of more than 4,000,000 shares of Common Stock. With respect to each Subsidiary, (i) all the issued and outstanding shares of the Subsidiary's capital stock have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with applicable federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and (ii) there are no outstanding options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of the Subsidiary's capital stock or any such options, rights, convertible securities or obligations. Except as disclosed in the Company Disclosure Letter, the Company owns 100% of the outstanding equity of each Subsidiary.

                           2.3. VALIDITY OF SECURITIES. The issuance of the Securities has been duly authorized.

                           2.4. UNDERLYING SHARES. The issuance of the
         Underlying Shares upon conversion of the Purchased Debentures or exercise of the Purchased Warrants has been duly authorized, and the Underlying Shares have been, and at all times prior to such exercise will have been, duly reserved for issuance upon such exercise and, when so issued, will be validly issued, fully paid and non-assessable.

                           2.5. PRIVATE OFFERING. Neither the Company nor anyone acting on its behalf has within the last 12 months issued, sold or offered any security of the Company (including, without limitation, any Securities) to any Person under circumstances that would cause the issuance and sale of the Securities, as contemplated by this Agreement, to be subject to the registration requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT"). The Company agrees that neither the Company nor anyone acting on its behalf will offer the Securities or any part thereof or any similar securities for issuance or sale to, or solicit any offer to acquire any of the same from, anyone so as to make the issuance and sale of the Securities subject to the registration requirements of Section 5 of the Securities Act.

                           2.6. BROKERS AND FINDERS. The Company has not retained any investment banker, broker or finder in connection with the Contemplated Transactions, except that (i) Bentley Securities Corporation shall be entitled to a cash fee of up to 5% of the gross proceeds of the Contemplated Transactions, and (ii) TSD Trading, LLC shall be entitled to a cash fee of up to 1.65% of the gross proceeds of the Contemplated Transactions, plus cash or warrants with an exercise price of $0.35 representing up to 3.75% of the gross proceeds of the Contemplated Transactions and actual expenses plus $75,000 (not to exceed $100,000 in the aggregate); provided that the Company shall not be obliged to make any payment of any fees or expenses to any investment banker, broker or finder in connection with the Contemplated Transactions (including the fees mentioned above) unless and until the Second Closing has been consummated.

                           2.7. NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

                                    (a) The execution, delivery and performance
                  of the Amendment, this Agreement and the other Transaction Documents by the Company and its Subsidiaries do not, and the consummation by the Company of the Contemplated Transactions will not, (i) conflict with or violate the Certificate of Incorporation or By-Laws of the Company or such Subsidiaries,
                  (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company or such subsidiaries or by which any property or asset of the Company or such Subsidiaries is bound or affected, (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, result in the loss of a material benefit under, or give to others any right of purchase or sale, or any right of termination, amendment, acceleration, increased payments or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of the Company or of any of its Subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or of any of its Subsidiaries is a party or by which the Company or of any of its Subsidiaries or any property or asset of the Company or of any of its Subsidiaries is bound or affected (other than the lien under the Security Agreement) or
                  (iv) cause any or all of the Investors to be deemed an Acquiring Person within the meaning of the Company's Preferred Shares Rights Agreement with ChaseMellon Shareholder Services, L.L.C., dated June 11, 1996 and amended on January 15, 1999, or in any way trigger the distribution of Rights thereunder or other such event thereunder which may be deemed adverse to the interest of the Investors; except, in the case of clauses (ii) and (iii) above, for any such conflicts, violations, breaches, defaults or other occurrences which would not prevent or delay consummation of any of the Contemplated Transactions in any material respect, have a material adverse effect on the liens and security intended to be granted pursuant to the Security Agreement or otherwise prevent the Company from performing its obligations under this Agreement or any of the other Transaction Documents in any material respect, and would not, individually or in the aggregate, have a Material Adverse Effect.

                                    (b) The execution and delivery of this
                  Agreement and the other Transaction Documents by the Company and its Subsidiaries do not, and the performance of this Agreement and the other Transaction Documents and the consummation by the Company and its Subsidiaries of the Contemplated Transactions will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Body (as hereinafter defined) except for the filing of a Form D with the Securities and Exchange Commission and applicable requirements, if any, of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") or any state securities or "blue sky" laws ("BLUE SKY LAWS"), any approval required by applicable rules of The Nasdaq Stock Market with respect to the Second Closing, filings of Uniform Commercial Code financing statements and filings with the Patent and Trademark Office and the Copyright Office to perfect the liens granted under the Security Agreement. For purposes of this Agreement, "GOVERNMENTAL BODY" shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or entity and any court or other tribunal).

                           2.8. COMPLIANCE. Except as set forth in the Company Disclosure Letter, neither the Company nor any Subsidiary is in conflict with, or in default or violation of (i) any law, rule, regulation, order, judgment or decree applicable to the Company or such subsidiary or by which any property or asset of the Company or such subsidiary is bound or affected ("LEGAL REQUIREMENT"), or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or such subsidiary is a party or by which the Company or such subsidiary or any property or asset of the Company or such subsidiary is bound or affected, in each case except for any such conflicts, defaults or violations that would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any Subsidiary has received any notice or other communication from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any Legal Requirement.

                           2.9. SEC DOCUMENTS; FINANCIAL STATEMENTS.

                                    (a) The information contained in the
                  following documents, did not, as of the date of the applicable document, include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, as of their respective filing dates or, if amended, as so amended (the following documents, collectively, the "SEC DOCUMENTS"), provided that the representation in this sentence shall not apply to any misstatement or omission in any SEC Document filed prior to the date of this Agreement which was superseded by a subsequent SEC Document filed prior to the date of this
                  Agreement:

                                             (i)  the Company's Annual Report
                           on Form 10-K for the year ended March 31, 2003; and

                                            (ii) the Company's definitive Proxy
                           Statement with respect to its 2003 Special Meeting of Stockholders, filed with the Commission on April 3, 2003; and

                                    (b) In addition, as of the date of this
                  Agreement, the Company Disclosure Letter, when read together with the information, qualifications and exceptions contained in this Agreement, does not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading.

                                    (c) The Company has filed all forms, reports
                  and documents required to be filed by it with the SEC since March 31, 2001, including without limitation the SEC Documents. As of their respective dates, the SEC Documents filed prior to the date hereof complied as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act, and the rules and regulations thereunder.

                                    (d) The Company's Quarterly Report on Form
                  10-Q for the quarter ended December 31, 2002, includes consolidated balance sheets as of December 31, 2001 and 2002 and consolidated statements of income for the three month and nine month periods then ended (collectively, the "FINANCIAL STATEMENTS").

                                    (e) Each of the consolidated balance sheets
                  of the Company included in or incorporated by reference into the SEC Documents (including the related notes and schedules) and the Financial Statements fairly presents in all material respects the consolidated financial position of the Company as of the date of such, and each of the consolidated statements of income, retained earnings and cash flows of Company included in or incorporated by reference into the SEC Documents (including any related notes and schedules) and the Financial Statements fairly presents in all material respects the results of operations, retained earnings or cash flows, as the case may be, of the Company for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments that would not be material in amount or effect), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein.

                           2.10. LITIGATION. Except as set forth in the SEC Documents or the Company Disclosure Letter, there are no claims, actions, suits, investigations, inquiries or proceedings (each, an "ACTION") pending against the Company or any of its Subsidiaries or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, at law or in equity, or before or by any court, tribunal, arbitrator, mediator or any federal or state commission, board, bureau, agency or instrumentality, that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.

                           2.11. ABSENCE OF CERTAIN CHANGES. Except as specifically contemplated by this Agreement or set forth in the Company Disclosure Letter, the SEC Documents, or the Financial Statements, since December 31, 2002, there has not been (i) any Material Adverse Change; (ii) any return of any capital or other distribution of assets to stockholders of Company (except to Company); (iii) any acquisition (by merger, consolidation, acquisition of stock and/or assets or otherwise) of any Person; or (iv) any transactions, other than in the ordinary course of business, consistent with past practices and reasonable business operations ("ORDINARY COURSE OF BUSINESS"), with any of its officers, directors, principal stockholders or employees or any Person affiliated with any of such persons.

                           2.12. PROPRIETARY ASSETS.

                                    (a) For purposes of this Agreement,
                  "PROPRIETARY ASSETS" shall mean all right, title and interest of the Company and the Subsidiaries party to the Security Agreement in and to the following items or types of property:
                  (i) every patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how, customer list, franchise, system, computer software, computer program, invention, design, blueprint, engineering drawing, proprietary product, technology, proprietary right or other intellectual property right or intangible asset; and
                  (ii) all licenses and other rights to use or exploit any of the foregoing.

                                    (b) The Company Disclosure Letter sets
                  forth, with respect to each Proprietary Asset of the Company and the Subsidiaries party to the Security Agreement registered with any Governmental Body in the U.S., or for which an application has been filed with any Governmental Body in the U.S., (i) a brief description of such Proprietary Asset and (ii) the names of the jurisdictions covered by the applicable registration or application. The Company Disclosure Letter identifies and provides a brief description of all other material Proprietary Assets owned by the Company and the Subsidiaries party to the Security Agreement, and identifies and provides a brief description of each material Proprietary Asset that is registered with any Governmental Body in the U.S., or each material asset for which an application has been filed with any Governmental Body in the U.S., or source code version of any software licensed to the Company or any Subsidiary party to the Security Agreement by any Person (except for any Proprietary Asset that is licensed to the Company or any Subsidiary party to the Security Agreement under any third party software license generally available to the public at a cost of less than $10,000), and identifies such license agreement under which such Proprietary Asset is being licensed to the Company or any Subsidiary party to the Security Agreement. Except as set forth in the Company Disclosure Letter, the Company or its Subsidiaries have good, valid and marketable title to each of the Proprietary Assets identified in the Company Disclosure Letter as owned by it, free and clear of all liens and other encumbrances (other than the liens under the Company's existing credit facility (which shall be cleared at the First Closing) and under the Security Agreement); has a valid right to use all Proprietary Assets of third parties identified in the Company Disclosure Letter; and is not obligated to make any payment to any Person for the use of any Proprietary Asset except as set forth in the applicable license agreement. Except as set forth in the Company Disclosure Letter, neither the Company nor any of its Subsidiaries has developed jointly with any other Person any material Proprietary Asset with respect to which such other Person has any rights.

                                    (c) Each of the Company and the Subsidiaries
                  party to the Security Agreement has taken commercially reasonable and customary measures and precautions to protect and maintain the confidentiality and secrecy of all Proprietary Assets of the Company and its Subsidiaries (except Proprietary Assets whose value would be unimpaired by public disclosure) and otherwise to maintain and protect the value of all Proprietary Assets of the Company and its Subsidiaries. Except as set forth in the Company Disclosure Letter, neither the Company nor any of its Subsidiaries has (other than pursuant to license agreements identified in the Company Disclosure Letter) disclosed or delivered to any Person, or permitted the disclosure or delivery to any Person of, (i) the source code, or any portion or aspect of the source code, of any Proprietary Asset, (ii) the object code, or any portion or aspect of the object code, of any Proprietary Asset of the Company and its Subsidiaries, except in the ordinary course of its business or (iii) any patent applications (except as required by law).

                                    (d) To the knowledge of the Company, (i)
                  none of the Proprietary Assets of the Company and its Subsidiaries infringes or conflicts with any Proprietary Asset owned or used by any other Person; (ii) neither the Company nor any Subsidiary is infringing, misappropriating or making any unlawful use of any Proprietary Asset owned or used by any other Person; and (iii) no other Person is infringing, misappropriating or making any unlawful use of, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any Proprietary Asset of the Company or any of its Subsidiaries.

                                    (e) Except as set forth in the Company
                  Disclosure Letter, excluding warranty claims received by Company or any of its Subsidiaries in the ordinary course of business, there has not been any claim by any customer or other Person alleging that any Proprietary Asset of the Company or any of its Subsidiaries (including each version thereof that has ever been licensed or otherwise made available by the Company to any Person) does not conform in all material respects with any specification, documentation, performance standard, representation or statement made or provided by or on behalf of the Company.

                                    (f) To the knowledge of the Company, the
                  Proprietary Assets of the Company and its Subsidiaries constitute all the Proprietary Assets necessary to enable the Company and its Subsidiaries to conduct their respective businesses in the manner in which such businesses have been and are being conducted. Except as set forth in the Company Disclosure Letter (i) neither the Company nor any Subsidiary has licensed any of its Proprietary Assets to any Person on an exclusive, semi-exclusive or royalty-free basis, and (ii) neither the Company nor any Subsidiary has entered into any covenant not to compete or contract limiting such entity's ability to exploit fully any of such entity's material Proprietary Assets or to transact business in any material market or geographical area or with any Person.

                                    (g) Except as set forth in the Company
                  Disclosure Letter, neither the Company nor any of its Subsidiaries has at any time received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement, misappropriation or unlawful use of, any Proprietary Asset owned or used by any other Person.

                           2.13. NO ADVERSE ACTIONS. Except as set forth in the Company Disclosure Letter, there is no existing, pending or, to the knowledge of the Company, threatened termination, cancellation, limitation, modification or change in the business relationship of the Company or any of its Subsidiaries, with any supplier, customer or other Person except such as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

                           2.14. REGISTRATION RIGHTS. Except as set forth in the Registration Rights Agreement, the SEC Documents, or in the Company Disclosure Letter, the Company is not under any obligation to register under the Securities Act any of its currently outstanding securities or any securities issuable upon exercise or conversion of its currently outstanding securities nor is the Company obligated to register or qualify any such securities under any state securities or blue sky laws.

                           2.15. CORPORATE DOCUMENTS. The Company's Certificate of Incorporation and Bylaws, each as amended to date, which have been requested and previously provided to the Investors are true, correct and complete and contain all amendments thereto; provided that the Amendment will be filed prior to the Second Closing Date.

                           2.16. DISCLOSURE. No representation or warranty of the Company herein, no exhibit or schedule hereto, and no information contained or referenced in the SEC Documents, when read together, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. On or before 9:00 a.m., New York City Time, on the first business day after the First Closing, the Company shall file a Current Report on Form 8-K describing the material terms of the transactions contemplated by this Agreement, and disclosing such portions of the Transaction Documents as contain material nonpublic information with respect to the Company that has not previously been publicly disclosed by the Company, and attaching as an exhibit to such Form 8-K a form of this Agreement.

                           2.17. USE OF PROCEEDS. The net proceeds received by the Company from the sale of the Securities shall be used by the Company for working capital and general corporate purposes, including without limitation to support the operations of each of the Subsidiaries.

                  3. REPRESENTATIONS AND WARRANTIES OF THE INVESTORS. Each Investor represents and warrants to the Company as follows:

                           3.1. AUTHORIZATION. Such Investor (i) has full power and authority to execute, deliver and perform this Agreement and the other Transaction Documents to which it is a party and to incur the obligations herein and therein and (ii) if applicable has been authorized by all necessary corporate or equivalent action to execute, deliver and perform the Amendment, this Agreement and the other Transaction Documents and to consummate the Contemplated Transactions. Each of the Amendment, this Agreement and the other Transaction Documents is a valid and binding obligation of such Investor enforceable in accordance with its terms, except as limited by applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting the enforcement of creditors' rights and the availability of equitable remedies (regardless of whether such enforceability is considered in a proceeding at law or equity).

                           3.2. BROKERS AND FINDERS. Such Investor has not retained any investment banker, broker or finder in connection with the Contemplated Transactions.

                  4. SECURITIES LAWS.

                           4.1. SECURITIES LAWS REPRESENTATIONS AND COVENANTS OF INVESTORS.

                                    (a) This Agreement is made with each
                  Investor in reliance upon such Investor's representation to the Company, which by such Investor's execution of this Agreement such Investor hereby confirms, that the Securities to be received by such Investor will be acquired for investment for such Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof such that such Investors would constitute an "underwriter" under the

                  Securities Act; provided that this representation and warranty shall not limit the Investor's right to sell the Underlying Shares pursuant to the Registration Rights Agreement or in compliance with an exemption from registration under the Securities Act or the Investor's right to indemnification under this Agreement or the Registration Rights Agreement.

                                    (b) Each Investor understands and
                  acknowledges that the offering of the Securities pursuant to this Agreement will not be registered under the Securities Act or qualified under any Blue Sky Laws on the grounds that the offering and sale of the Securities are exempt from registration and qualification, respectively, under the Securities Act and the Blue Sky Laws.

                                    (c) Each Investor covenants that, unless the
                  Purchased Debentures, the Purchased Warrants, the Underlying Shares or any other shares of capital stock of the Company received in respect of the foregoing have been registered pursuant to the Registration Rights Agreement being entered into among the Company and the Investors, such Investor will not dispose of such securities unless and until such Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with an opinion of counsel reasonably satisfactory in form and substance to the Company to the effect that (x) such disposition will not require registration under the Securities Act and (y) appropriate action necessary for compliance with the Securities Act and any applicable state, local or foreign law has been taken; PROVIDED, HOWEVER, that an Investor may dispose of such securities without providing the opinion referred to above if the Company has been provided with adequate assurance that such disposition has been made in compliance with Rule 144 under the Securities Act (or any similar rule).

                                    (d) Each Investor represents that (i) such
                  Investor is able to fend for itself in the Contemplated Transactions; (ii) such Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of such Investor's prospective investment in the Securities; (iii) such Investor has the ability to bear the economic risks of such Investor's prospective investment and can afford the complete loss of such investment; (iv) such Investor has been furnished with and has had access to such information as is in the Company Disclosure Letter together with the opportunity to obtain such additional information as it requested to verify the accuracy of the information supplied; (v) such Investor has had access to officers of the Company and an opportunity to ask questions of and receive answers from such officers and has had all questions that have been asked by such Investor satisfactorily answered by the Company; and (vi) such Investor has read and understands the Risk Factors set forth on Exhibit 8.

                                    (e) Each Investor further represents by
                  execution of this Agreement that such Investor qualifies as an "accredited investor" as such term is defined under Rule 501 promulgated under the Securities Act. Any Investor that is a corporation, a partnership, a limited liability company, a trust or other business entity further represents by execution of this Agreement that it has not been organized for the purpose of purchasing the Securities.

                                    (f) By acceptance hereof, each Investor
                  agrees that the Purchased Debentures, the Purchased Warrants, the Underlying Shares and any shares of capital stock of the Company received in respect of the foregoing held by it may not be sold by such Investor without registration under the Securities Act or an exemption therefrom, and therefore such Investor may be required to hold such securities for an indeterminate period.

                           4.2. LEGENDS. All certificates for the Purchased Debentures, Purchased Warrants and the Underlying Shares, and each certificate representing any shares of capital stock of the Company received in respect of the foregoing, whether by reason of a stock split or share reclassification thereof, a stock dividend thereon or otherwise and each certificate for any such securities issued to subsequent transferees of any such certificate (unless otherwise permitted herein) shall bear the following legend:

                    "THE SECURITIES  REPRESENTED BY THIS  INSTRUMENT  HAVE  BEEN
                  ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT."

                  5. ADDITIONAL COVENANTS OF THE COMPANY.

                           5.1. REPORTS, INFORMATION, SHARES.

                                    (a) The Company shall cooperate with each
                  Investor in supplying such information as may be reasonably requested by such Investor to complete and file any information reporting forms presently or hereafter required by the SEC as a condition to the availability of an exemption, presently existing or hereafter adopted, from the Securities Act for the sale of any of the Purchased Debentures, the Purchased Warrants, the Underlying Shares and shares of capital stock of the Company received in respect of the foregoing.

                                    (b) For so long as an Investor (or the
                  successor or assign of such Investor) holds either Securities or Underlying Shares, the Company shall deliver to such Investor (or the successor or assign of such Investor), contemporaneously with delivery to other holders of Common Stock, a copy of each report of the Company delivered to holders of Common Stock.

                                    (c) The Company shall keep reserved for
                  issuance a sufficient number of authorized but unissued shares of Common Stock (or other securities into which the Purchased Debentures are convertible or for which the Purchased Warrants are then exercisable) so that the Purchased Debentures and Purchased Warrants may be converted or exercised to purchase Common Stock (or such other securities) at any time.

                           5.2. EXPENSES; INDEMNIFICATION.

                                    (a) The Company agrees to pay on each
                  Closing Date and save the Investors harmless against liability for the payment of any stamp or similar taxes (including interest and penalties, if any) that may be determined to be payable in respect of the execution and delivery of this Agreement, the issue and sale of any Securities and the Underlying Shares, the expense of preparing and issuing the Securities and the Underlying Shares, the cost of delivering the Securities and the Underlying Shares of each Investor to such Investor's address, insured in accordance with customary practice, and the costs and expenses incurred in the preparation of all certificates and letters on behalf of the Company and of the Company's performance and compliance with all agreements and conditions contained herein on its part to be performed or complied with. Each Investor shall be responsible for its out-of-pocket expenses arising in connection with the Contemplated Transactions, except that, at the Second Closing, the Company shall pay fees and disbursements of counsel to the Investors as set forth in
                  Section 6.9.

                                    (b) The Company hereby agrees and
                  acknowledges that the Investors have been induced to enter into this Agreement and to purchase the Securities hereunder, in part, based upon the representations, warranties and covenants of the Company contained herein. The Company hereby agrees to pay, indemnify and hold harmless the Investors and any director, officer or employee of any Investor against all claims, losses and damages resulting from any and all legal or administrative proceedings, including without limitation, reasonable attorneys' fees and expenses incurred in connection therewith (collectively, "LOSS"), resulting from a breach by the Company of any representation or warranty of the Company contained herein or the failure of the Company to perform any covenant made herein.

                                    (c) As soon as reasonably practicable after
                  receipt by an Investor of notice of any Loss in respect of which the Company may be liable under this Section 5.2, the Investor shall give notice thereof to the Company. Each Investor may, at its option, claim indemnity under this
                  Section 5.2 as soon as a claim has been threatened by a third party, regardless of whether an actual Loss has been suffered, so long as counsel for such Investor shall in good faith determine that such claim is not frivolous and that such Investor may be liable or otherwise incur a Loss as a result thereof and shall give notice of such determination to the Company. Each Investor shall permit the Company, at the Company's option and expense, to assume the defense of any such claim by counsel mutually and reasonably satisfactory to the Company and the Investors who are subject to such claim, and to settle or otherwise dispose of the same; PROVIDED, HOWEVER, that each Investor may at all times participate in such defense at such Investor's expense; and PROVIDED, FURTHER, that the Company shall not, in defense of any such claim, except with the prior written consent of each Investor subject to such claim, (i) consent to the entry of any judgment that does not include as an unconditional term thereof the giving by the claimant or plaintiff in question to each Investor and its affiliates of a release of all liabilities in respect of such claims, or (ii) consent to any settlement of such claim. If the Company does not promptly assume the defense of such claim irrespective of whether such inability is due to the inability of the afore-described Investors and the Company to mutually agree as to the choice of counsel, or if any such counsel is unable to represent one or more of the Investors due to a conflict or potential conflict of interest, then an Investor may assume such defense and be entitled to indemnification and prompt reimbursement from the Company for such Investor's costs and expenses incurred in connection therewith, including without limitation, reasonable attorneys' fees and expenses. Such fees and expenses shall be reimbursed to the Investors as soon as practicable after submission of invoices to the Company.

                           5.3. CONDUCT OF BUSINESS OF THE COMPANY. From the date of the execution of this Agreement until the Second Closing Date, the Company, unless otherwise expressly contemplated by this Agreement or consented to in writing by the Investors, will, and will cause its Subsidiaries to, carry on their respective businesses only in the Ordinary Course of Business, use their respective reasonable best efforts to preserve intact their business organizations and assets, retain the services of their officers and employees and maintain their relationships with customers, suppliers, licensors, licensees and others having business dealings with them. Without limiting the generality of the foregoing, from the date of the execution of this Agreement until the Second Closing Date, the Company shall not, and shall not permit its Subsidiaries to:

                                    (a) (i) increase in any manner the
                  compensation or fringe benefits of, or pay any bonus to, any director, officer or employee, except for increases or bonuses in the Ordinary Course of Business to employees who are not directors or officers and except pursuant to existing arrangements previously disclosed to or approved in writing by the Investors; (ii) grant any severance or termination pay (other than pursuant to the normal severance practices or existing agreements of the Company or its subsidiary in effect on the date of this Agreement) to, or enter into any severance agreement with, any director, officer or employee, or enter into any employment agreement with any director, officer or employee; (iii) establish, adopt, enter into or amend any plan or other arrangement, except as may be required to comply with applicable law (except the execution and delivery of the Amendment ); (iv) pay any benefit not provided for under any plan or other arrangement; (v) grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or plan or other arrangement (including the grant of stock options, stock appreciation rights, stock-based or stock-related awards, performance units or restricted stock, or the removal of existing restrictions in any plan or other arrangement or agreement or awards made thereunder), except for grants in the Ordinary Course of Business;

                                    (b) declare, set aside or pay any dividend
                  on, or make any other distribution in respect of, outstanding shares of capital stock;

                                    (c) (i) redeem, purchase or otherwise
                  acquire any shares of capital stock of the Company or any securities or obligations convertible into or exchangeable for any shares of capital stock of the Company, or any options, warrants or conversion or other rights to acquire any shares of capital stock of the Company or any such securities or obligations, or any other securities thereof, other than redemption and purchases from departing employees in the Ordinary Course of Business; (ii) effect any reorganization or recapitalization; or (iii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock;

                                    (d) except upon the exercise of Company
                  stock options in accordance with their terms, issue, deliver, award, grant or sell, or authorize the issuance, delivery, award, grant or sale (including the grant of any limitations in voting rights or other encumbrances) of, any shares of any class of its capital stock (including shares held in treasury), any securities convertible into or exercisable or exchangeable for any such shares, or any rights, warrants or options to acquire, any such shares, or amend or otherwise modify the terms of any such rights, warrants or options the effect of which shall be to make such terms more favorable to the holders thereof;

                                    (e) acquire or agree to acquire, by merging
                  or consolidating with, by purchasing an equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets of any other person (other than the purchase of assets from suppliers or vendors in the Ordinary Course of Business);

                                    (f) sell, lease, exchange, mortgage, pledge,
                  transfer or otherwise subject to any encumbrance or dispose of, or agree to sell, lease, exchange, mortgage, pledge, transfer or otherwise subject to any encumbrance or dispose of, any of its assets, except for sales, dispositions or transfers in the Ordinary Course of Business;

                                    (g) adopt any amendments to its articles or
                  certificate of incorporation, bylaws or other comparable charter or organizational documents (except the execution and delivery of the Amendment );

                                    (h) pay, discharge, settle or satisfy any
                  claims, liabilities or obligations (whether absolute or contingent, matured or unmatured, known or unknown), other than the payment, discharge or satisfaction, in the Ordinary Course of Business or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent financial statement or incurred in the Ordinary Course of Business, or waive any material benefits of, or agree to modify in any material respect, any confidentiality, standstill or similar agreements to which the Company is a party (except in connection with the consent of Silicon Valley Bank to the Contemplated Transactions);

                                    (i) except in the Ordinary Course of
                  Business, waive, release or assign any rights or claims, or modify, amend or terminate any agreement to which the Company is a party;

                                    (j) make any change in any method of
                  accounting or accounting practice or policy other than those required by GAAP or a governmental entity; or

                                    (k) authorize, or commit or agree to do any
                  of the foregoing.


                           5.4. PROXY STATEMENT; STOCKHOLDERS MEETING.

                                    (a) Promptly following the execution and
                  delivery of this Agreement, the Company shall take all action necessary to call a meeting of its stockholders (together with any adjournments or postponements thereof, the "Stockholders Meeting") for the purpose of seeking approval of the Company's stockholders (the "Stockholder Approvals") for the issuance and sale to the Investors of the Securities and any other actions necessary to meet the Second Closing Conditions (the "Proposal"). In connection therewith, the Company will promptly prepare and file with the SEC proxy materials (including a proxy statement(as amended or supplemented, the "Proxy Statement") and form of proxy) for use at the Stockholders Meeting and, after receiving and promptly responding to any comments of the SEC thereon, shall promptly mail such proxy materials to the stockholders of the Company. Each Investor shall promptly furnish in writing to the Company such information relating to such Investor and its investment in the Company as the Company may reasonably request for inclusion in such proxy materials; provided that no Investor shall be obliged to furnish any such information if there has been no change in such Investor's beneficial ownership (as defined under the Exchange Act) of Common Stock since the date of this Agreement. The Company will comply with Section 14(a) of the Exchange Act and the rules promulgated thereunder in relation to any proxy statement and any form of proxy to be sent to the stockholders of the Company in connection with the Stockholders Meeting, and the Proxy Statement shall not, on the date the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to stockholders or at the time of the Stockholders Meeting, contain any statement which, at the time and in the light of the circumstances under which it is made, is false or misleading with respect to any material fact, or which omits to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of a proxy for the Stockholders Meeting or the subject matter thereof which has become false or misleading. If the Company should discover at any time prior to the Second Closing any event relating to the Company or any of its Subsidiaries or any of their respective affiliates, officers or directors that is required to be set forth in a supplement or amendment to the Proxy Statement, in addition to the Company's obligations under the Exchange Act, the Company will promptly inform its stockholders and the Investors thereof.

                                    (b) Subject to their fiduciary obligations
                  under applicable law (as determined in good faith by the Company's Board of Directors after consultation with the Company's outside counsel), the Company's Board of Directors shall recommend to the Company's stockholders (and not revoke or amend such recommendation) that the stockholders vote in favor of the Proposal and shall cause the Company to take all commercially reasonable action (including, without limitation, the hiring of a proxy solicitation firm of nationally recognized standing) to solicit the Stockholder Approvals. Whether or not the Company's Board of Directors determines at any time after the date hereof that, due to its fiduciary duties, it must revoke or amend its recommendation to the Company's stockholders, the Company is required to, and will take, in accordance with applicable law and its Certificate of Incorporation and Bylaws, all action necessary to convene the Stockholders Meeting as promptly as practicable to consider and vote upon the approval of the Proposal.

                           (c) In the event that the Company's Board of
                  Directors has withdrawn or modified its recommendation to stockholders pursuant to the provisions of Section 5.4(b), upon termination of the Agreement in accordance with its terms the Company shall pay to the Investors, pro rata based on their pro rata share of the aggregate purchase price, a breakup fee equal to the aggregate amount invested by the Investors at the First Closing in cash.

                           5.5      DESIGNATED DIRECTOR.

                           (a) So long as Special Situations Fund III, L.P., and
                  its affiliates ("SSF") continue to beneficially own at least 5,500,000 shares of Common Stock (appropriately adjusted for any stock split, reverse stock split, stock dividend or other reclassification or combination of the Common Stock occurring after the date hereof) SSF shall have the right to designate one individual, reasonably acceptable to the Company, as a member of the Company's Board of Directors (such person, subject to replacement by SSF in the event of such individual's death, resignation or removal, the "SSF Designee"), and the Company will use its best efforts to cause the SSF Designee to be elected to the Board of Directors of the Company and agrees that it will recommend that the SSF Designee be elected at each meeting of stockholders in which the Company's stockholders elect directors.

                                    (b) Subject to any limitations imposed by
                  applicable law, the SSF Designee shall be entitled to the same notices, voting rights, information and perquisites, including without limitation stock options, indemnification by the Company, reimbursement of expenses and other similar rights in connection with such person's membership on the Board of Directors of the Company, as every other non-executive member of the Board of Directors of the Company.

                                    (c) The Company shall use its best efforts
                  to cause the removal forthwith of the SSF Designee when (and only when) such removal is requested for any reason, with or without cause, by SSF.

                  6. MISCELLANEOUS.

                           6.1. ENTIRE AGREEMENT; SUCCESSORS AND ASSIGNS. This Agreement and the other Transaction Documents constitute the entire contract between the parties relative to the subject matter hereof and thereof, and no party shall be liable or bound to the other in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. This Agreement and the other Transaction Documents supersede any previous agreement among the parties with respect to the Securities. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective executors, administrators, heirs, successors and assigns of the parties. Except as expressly provided herein, nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

                           6.2. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Notwithstanding any right of the Investors fully to investigate the affairs of the Company and notwithstanding any knowledge of facts determined or determinable by any Investor pursuant to such right of investigation, each Investor has the right to rely fully upon the representations, warranties, covenants and agreements of the Company contained in this Agreement or in any documents delivered pursuant to this Agreement. All such representations and warranties of the Company shall survive the execution and delivery of this Agreement and the Closing hereunder and shall continue in full force and effect for one year after the Second Closing. The covenants of the Company set forth in Section 5 shall remain in effect as set forth therein.

                           6.3. GOVERNING LAW; JURISDICTION. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law. Each party hereby irrevocably consents and submits to the jurisdiction of any New York State or United States Federal Court sitting in the State of New York, County of New York, over any action or proceeding arising out of or relating to this Agreement and irrevocably consents to the service of any and all process in any such action or proceeding by registered mail addressed to such party at its address specified in
         Section 6.6 (or as otherwise noticed to the other party). Each party further waives any objection to venue in New York and any objection to an action or proceeding in such state and county on the basis of FORUM NON conveniens. Each party also waives any right to trial by jury.

                           6.4. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                           6.5. HEADINGS. The headings of the sections of this Agreement are for convenience and shall not by themselves determine the interpretation of this Agreement.

                           6.6. NOTICES. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, (ii) delivery by fax (with answer back confirmed) or (iii) delivery by electronic mail (with reception confirmed), addressed to a party at its address or sent to the fax number or e-mail address shown below or at such other address, fax number or e-mail address as such party may designate by three days advance notice to the other party.

         Any notice to the Investors shall be sent to the addresses set forth on the signature pages hereof, with a copy to:

                Hahn & Hessen LLP
                488 Madison Avenue
                New York, New York 10022
                Attention:  James Kardon, Esq.
                Fax Number:  (212) 478-7400
                e-mail:  JKARDON@HAHNHESSEN.COM

         Any notice to the Company shall be sent to:

                Tegal Corporation
                2201 South McDowell Boulevard
                Petaluma, California 94954
                Attention:  President
                Fax Number:  (707) 765-9311
                Email:  mparodi@tegal.com

                       with a copy to:

                Latham & Watkins LLP
                505 Montgomery Street, Suite 1900
                San Francisco, California 94111
                Attention:  Taitt Sato, Esq.
                Fax Number:  (415) 395-8095
                Email:  taitt.sato@lw.com

                           6.7. RIGHTS OF TRANSFEREES. Any and all rights and obligations of each of the Investors herein incident to the ownership of Securities or the Underlying Shares shall pass successively to all subsequent transferees of such securities until extinguished pursuant to the terms hereof.

                           6.8. SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be deemed prohibited or invalid under such applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, and such prohibition or invalidity shall not invalidate the remainder of such provision or any other provision of this Agreement.

                           6.9. EXPENSES. Irrespective of whether any Closing is effected, the Company shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement. Each Investor shall be responsible for all costs incurred by such Investor in connection with the negotiation, execution, delivery and performance of this Agreement including, but not limited to, legal fees and expenses, except that, at the Second Closing, the Company shall pay legal fees and expenses of $60,000 to Hahn & Hessen LLP, as counsel to the Investors.

                           6.10. AMENDMENTS AND WAIVERS. Unless a particular provision or section of this Agreement requires otherwise explicitly in a particular instance, any provision of this Agreement may be amended and the observance of any provision of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of Securities convertible or exercisable into at least 75% of the Underlying Shares (not including for this purpose any Underlying Shares which have been sold to the public pursuant to a registration statement under the Securities Act or an exemption therefrom). Any amendment or waiver effected in accordance with this Section 6.10 shall be binding upon each holder of any Securities at the time outstanding (including securities into which such Securities are convertible), each future holder of all such Securities, and the Company.




                     [REMAINDER OF PAGE INTENTIONALLY BLANK]

                                 SIGNATURE PAGE
                                       TO
                                TEGAL CORPORATION
                             SUBSCRIPTION AGREEMENT
                              Dated _________, 2003



         IF the PURCHASER is an INDIVIDUAL, please complete the following:

         IN WITNESS WHEREOF, the undersigned has executed this Agreement this ____ day of ____, 2003.

Amount of Subscription:
$                                                            ------------------------------
 ------------------
                                                             Print Name

Number of Units to be Purchased:
                  , including                                ------------------------------
-------------------
$____________ principal amount of  Purchased Debentures      Signature of Investor
and ________ Purchased Warrants


                                                             ------------------------------
                                                             Social Security Number


                                                             ------------------------------
                                                             Address and Fax Number


                                                             ------------------------------
                                                             E-mail Address

ACCEPTED AND AGREED:

TEGAL CORPORATION


By:
   ---------------------------------


Dated:
      ------------------------------


                                 SIGNATURE PAGE
                                       TO
                                TEGAL CORPORATION
                             SUBSCRIPTION AGREEMENT
                               Dated _______, 2003

         IF the INTERESTS will be held as JOINT TENANTS, as TENANTS IN COMMON, or as COMMUNITY PROPERTY, please complete the following:

         IN WITNESS WHEREOF, the undersigned has executed this Agreement this ___ day of ____, 2003.


Amount of Subscription:                                      ----------------------------------
$                                                            Print Name of Purchaser
 ------------------

Number of Units to be Purchased:                             ----------------------------------
                  , including                                Signature of a Purchaser
$____________ principal amount of  Purchased Debentures
and ________ Purchased Warrants
                                                             -----------------------------------
                                                             Social Security Number
                                                             -----------------------------------
                                                             Print Name of Spouse or Other Purchaser

                                                             -----------------------------------
                                                             Signature of Spouse or Other Purchaser
                                                             -----------------------------------
                                                             Social Security Number

                                                             -----------------------------------
                                                             Address

                                                             -----------------------------------
                                                             Fax Number

                                                             ------------------------------------
                                                             E-mail Address
ACCEPTED AND AGREED:

TEGAL CORPORATION


By:
   --------------------------------------------------

Dated:
      --------------------------------------

                                 SIGNATURE PAGE
                                       TO
                                TEGAL CORPORATION
                             SUBSCRIPTION AGREEMENT
                               Dated ______, 2003

         IF the PURCHASER is a PARTNERSHIP, CORPORATION, LIMITED LIABILITY COMPANY, TRUST or OTHER ENTITY, please complete the following:

         IN WITNESS WHEREOF, the undersigned has executed this Agreement this ____ day of ____, 2003.



Number of Units to be Purchased:
                  , including
$____________ principal amount of Purchased Debentures and ________ Purchased Warrants

                                                             -----------------------------------
                                                             Print Full Legal Name of Partnership,
                                                             Company, Limited Liability Company,
                                                             Trust or Other Entity

                                                             By:
                                                                 -------------------------------
                                                                      (Authorized Signatory)
                                                             Name:
                                                                  ------------------------------

                                                             Title:
                                                                    ----------------------------

                                                             Address and Fax Number:
                                                                                    ------------


                                                             -----------------------------------

                                                             Taxpayer Identification Number:
                                                                                            --------------
                           Date and State of Incorporation or Organization:
                                                                            ------------------------------
                           Date on which Taxable Year Ends:
                                                           -----------------------------------------------

                                                           E-mail Address:
                                                                           -------------------------------

ACCEPTED AND AGREED:

TEGAL CORPORATION


By:
   --------------------------------------------------
Name:
      -----------------------------------------------
Title:
      -----------------------------------------------
Dated:
       ----------------------------------------------


                             EXHIBITS AND SCHEDULES
                       TO THE UNIT SUBSCRIPTION AGREEMENT


Exhibit 1:        Form of Debentures
Exhibit 2:        Form of Warrants
Exhibit 3:        Form of Registration Rights Agreement
Exhibit 4:        Form of Financial Advisory Agreement
Exhibit 5:        Form of Subsidiary Guaranty
Exhibit 6:        Form of Security Agreement
Exhibit 7:        Legal Opinion
Exhibit 8:        Risk Factors
Exhibit 9:        Company Disclosure Letter

                                   EXHIBIT 5

                                    Form of
                               SUBSIDIARY GUARANTY

New York, New York                                                _______, 2003

         FOR VALUE RECEIVED, and in consideration of the purchase of the Debentures by the Holders (as those terms are defined below) from TEGAL CORPORATION (the "Corporation") and for other good and valuable consideration, and to induce the Holders to purchase the Debentures, the undersigned (and each of them if more than one, the liability under this Guaranty being joint and several) (jointly and severally referred to as "Guarantor" or "the undersigned") unconditionally guarantee to the Holders, their appointed representative or collateral agent (the "Agent"), their successors, endorsees and assigns, the prompt payment and performance when due (whether by acceleration or otherwise) of all present and future obligations and liabilities of any and all kinds of the Corporation to Agent and the Holders and of all instruments of any nature evidencing or relating to any such obligations and liabilities upon which the Corporation is or may become liable to Agent and the Holders, whether due or to become due, secured or unsecured, absolute or contingent, joint or several, and however or whenever acquired by Agent and the Holders, arising under, out of, or in connection with those certain 2% Convertible Secured Debentures due June __, 2011 dated as of June __, 2003 (as amended, modified, restated or supplemented from time to time, collectively, the "Debentures") made by the Corporation to the holders listed therein (collectively, the "Holders") or any documents, instruments or agreements relating to or executed in connection with the Debentures (together with the Debentures, as each may be amended, modified, restated or supplemented from time to time, the "Debenture Documents"; all of such obligations and liabilities are herein collectively referred to as the "Obligations"), and irrespective of the genuineness, validity, regularity or enforceability of such Obligations, or of any instrument evidencing any of the Obligations or of any collateral therefor or of the existence or extent of such collateral, and irrespective of the allowability, allowance or disallowance of any or all of the Obligations in any case commenced by or against the Corporation under Title 11, United States Code, including, without limitation, obligations or indebtedness of the Corporation for post-petition interest, fees, costs and charges that would have accrued or been added to the Obligations but for the commencement of such case. In furtherance of the foregoing, the undersigned hereby agree as follows:

         1. NO IMPAIRMENT. Agent and Holders may at any time and from time to time, either before or after the maturity thereof, without notice to or further consent of the undersigned, extend the time of payment of, exchange or surrender any collateral for, renew or extend any of the Obligations or increase or decrease the interest rate thereon, and may also make any agreement with the Corporation or with any other party to or person liable on any of the Obligations, or interested therein, for the extension, renewal, payment, compromise, discharge or release thereof, in whole or in part, or for any modification of the terms thereof or of any agreement among Agent and/or Holders and the Corporation, or make any election of rights Agent and/or Holders may deem desirable under the United States Bankruptcy Code, as amended, or any other federal or state bankruptcy, reorganization, moratorium or insolvency law relating to or affecting the enforcement of creditors' rights generally (any of the foregoing, an "Insolvency Law") without in any way impairing or affecting this Guaranty. This instrument shall be effective regardless of the subsequent reincorporation, merger or consolidation of the Corporation, or any change in the composition, nature, personnel or location of the Corporation and shall extend to any successor entity to the Corporation, including a debtor in possession or the like under any Insolvency Law.

         2. GUARANTY ABSOLUTE. The undersigned guarantees that the Obligations will be paid strictly in accordance with the terms of the Debenture and/or any other document, instrument or agreement creating or evidencing the Obligations, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Corporation with respect thereto. Guarantor hereby knowingly accepts the full range of risk encompassed within a contract of "continuing guaranty" which risk includes the possibility that the Corporation will contract additional indebtedness for which Guarantor may be liable hereunder after the Corporation's financial condition or ability to pay its lawful debts when they fall due has deteriorated, whether or not the Corporation has properly authorized incurring such additional indebtedness. The undersigned acknowledge that no oral representations have been made by Agent or Holders to induce the undersigned to enter into this Guaranty. The liability of the undersigned under this Guaranty shall be absolute and unconditional, in accordance with its terms, and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation: (a) any waiver, indulgence, renewal, extension, amendment or modification of or addition, consent or supplement to or deletion from or any other action or inaction under or in respect of the Debentures or any other instruments or agreements relating to the Obligations or any assignment or transfer of any thereof, (b) any lack of validity or enforceability of any Debenture Document or other documents, instruments or agreements relating to the Obligations or any assignment or transfer of any thereof, (c) any furnishing of any additional security to Agent or Holders or their assignees or any acceptance thereof or any release of any security by Agent or Holders or their assignees, (d) any limitation on any party's liability or obligation under the Debenture Documents or any other documents, instruments or agreements relating to the Obligations or any assignment or transfer of any thereof or any invalidity or unenforceability, in whole or in part, of any such document, instrument or agreement or any term thereof, (e) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to the Corporation, or any action taken with respect to this Guaranty by any trustee or receiver, or by any court, in any such proceeding, whether or not the undersigned shall have notice or knowledge of any of the foregoing, (f) any exchange, release or nonperfection of any collateral, or any release, or amendment or waiver of or consent to departure from any guaranty or security, for all or any of the Obligations or (g) any other circumstance (other than payment and satisfaction in full of all Obligations) which might otherwise constitute a defense available to, or a discharge of, the undersigned. Any amounts due from the undersigned to Agent or Holders shall bear interest until such amounts are paid in full at the highest rate then applicable to the Obligations. Obligations include post-petition interest whether or not allowed or allowable.

         3. WAIVERS. (a) This Guaranty is a guaranty of payment and not of collection. Neither Agent nor Holders shall be under any obligation to institute suit, exercise rights or remedies or take any other action against the Corporation or any other person liable with respect to any of the Obligations or resort to any collateral security held by it to secure any of the Obligations as a condition precedent to the undersigned being obligated to perform as agreed herein and Guarantor hereby waives any and all rights which the undersigned may have by statute or otherwise which would require Agent or Holders to do any of the foregoing. Guarantor further consents and agrees that Agent and Holders shall be under no obligation to marshal any assets in favor of Guarantor, or against or in payment of any or all of the Obligations. The undersigned hereby waives all suretyship defenses and any rights to interpose any defense, counterclaim or offset of any nature and description which it may have or which may exist between and among Agent, Holders, the Corporation and/or the undersigned with respect to the undersigned's obligations under this Guaranty, or which the Corporation may assert on the underlying debt, including but not limited to failure of consideration, breach of warranty, fraud, payment (other than cash payment in full of the Obligations), statute of frauds, bankruptcy, infancy, statute of limitations, accord and satisfaction, and usury.

                  (b) The undersigned further waives (i) notice of the acceptance of this Guaranty, of the purchase or issuance of any Debentures, and of all notices and demands of any kind to which the undersigned may be entitled, including, without limitation, notice of adverse change in the Company's financial condition or of any other fact which might materially increase the risk of the undersigned and (ii) presentment to or demand of payment from anyone whomsoever liable upon any of the Obligations, protest, notices of presentment, non-payment or protest and notice of any sale of collateral security or any default of any sort.

                  (c) Notwithstanding any payment or payments made by the undersigned hereunder, or any setoff or application of funds of the undersigned by Agent or any Holder, the undersigned shall not be entitled to be subrogated to any of the rights of Holders against the Corporation or against any collateral or guarantee or right of offset held by Holders for the payment of the Obligations, nor shall the undersigned seek or be entitled to seek any contribution or reimbursement from the Corporation in respect of payments made by the undersigned hereunder, until all amounts owing to Agent and Holders by the Corporation on account of the Obligations are paid in full and the Debentures have been terminated. If, notwithstanding the foregoing, any amount shall be paid to the undersigned on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full and the Debentures shall not have been terminated, such amount shall be held by the undersigned in trust for Agent and Holders, segregated from other funds of the undersigned, and shall forthwith upon, and in any event within two (2) business days of, receipt by the undersigned, be turned over to Agent in the exact form received by the undersigned (duly endorsed by the undersigned to Agent, if required), to be applied against the Obligations, whether matured or unmatured, in such order as Agent and the Holders may determine, subject to the provisions of the Debentures. Any and all present and future debts and obligations of the Corporation to any of the undersigned are hereby waived and postponed in favor of, and subordinated to the full payment and performance of, all present and future Obligations of the Corporation to Agent and Holders.

         4. SECURITY. The Obligations are secured by a pledge of all intellectual property of Guarantor pursuant to the terms of a Security Agreement, dated as of the date hereof, made by the Corporation and Guarantor in favor of Agent. In addition, all sums at any time to the credit of the undersigned and any property of the undersigned in Agent's or any Holder's possession or in the possession of any bank, financial institution or other entity that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, Agent or any Holder (each such entity, an "Affiliate") shall be deemed held by Agent, such Holder or such

Affiliate, as the case may be, as security for any and all of the undersigned's obligations to Agent and the Holders and to any Affiliate of Agent and Holders, no matter how or when arising and whether under this or any other instrument, agreement or otherwise.

         5. REPRESENTATIONS AND WARRANTIES. The undersigned hereby represent and warrant (all of which representations and warranties shall survive until all Obligations are indefeasibly satisfied in full and the Debentures have been irrevocably terminated), that:

                  (a) CORPORATE STATUS. Each of the undersigned is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization or formation and has full power, authority and legal right to own its property and assets and to transact the business in which it is engaged.

                  (b) AUTHORITY AND EXECUTION. The undersigned has full power, authority and legal right to execute and deliver, and to perform its obligations under, this Guaranty and has taken all necessary corporate and legal action to authorize the execution, delivery and performance of this Guaranty.

                  (c) LEGAL, VALID AND BINDING CHARACTER. This Guaranty constitutes the legal, valid and binding obligation of the undersigned enforceable in accordance with its terms, except as enforceability may be limited by applicable Insolvency Law.

                  (d) VIOLATIONS. The execution, delivery and performance of this Guaranty will not violate any requirement of law applicable to the undersigned or any material contract, agreement or instrument to which the undersigned is a party or by which the undersigned or any property of the undersigned is bound or result in the creation or imposition of any mortgage, lien or other encumbrance other than to Agent and Holders on any of the property or assets of the undersigned pursuant to the provisions of any of the foregoing.

                  (e) CONSENTS OR APPROVALS. No consent of any other person or entity (including, without limitation, any creditor of the undersigned) and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required in connection with the execution, delivery, performance, validity or enforceability of this Guaranty.

                  (f) LITIGATION. No litigation, arbitration, investigation or administrative proceeding of or before any court, arbitrator or governmental authority, bureau or agency is currently pending or, to the best knowledge of the undersigned, threatened (i) with respect to this Guaranty or any of the transactions contemplated by this Guaranty or (ii) against or affecting the undersigned, or any property or assets of the undersigned, which, if adversely determined, would have a material adverse effect on the business, operations, assets or condition, financial or otherwise, of the undersigned.

                  (g) FINANCIAL BENEFIT. The undersigned has derived or expects to derive a financial or other advantage from each and every purchase and issuance of Debentures between the Corporation and the Holders.

         6. ACCELERATION. It shall be an event of default hereunder if any Event of Default under the Debentures shall have occurred and be continuing. Upon the occurrence and during the continuance of any event of default, any and all Obligations shall for purposes hereof be deemed due and payable without notice, at Agent's option (or automatically without any action of Agent with respect to any event of default relating to any Insolvency Law), notwithstanding that any such Obligation is not then due and payable by the Corporation.

         7. PAYMENTS FROM GUARANTOR. Agent, in its sole and absolute discretion, with or without notice to the undersigned, may apply on account of the Obligations any payment from the undersigned or any other guarantor, or amounts realized from any security for the Obligations, or may deposit any and all such amounts realized in a non-interest bearing cash collateral deposit account to be maintained as security for the Obligations.

         8. COSTS. The undersigned shall pay on demand all costs, fees and expenses (including expenses for legal services of every kind) relating or incidental to the enforcement or protection of the rights of Agent and Holders hereunder or under any of the Obligations.

         9. NO TERMINATION. This is a continuing irrevocable guaranty and shall remain in full force and effect and be binding upon the undersigned, and the undersigned's successors and assigns, until all of the Obligations have been paid in full and the Debentures have been irrevocably terminated. If any of the present or future Obligations are guarantied by persons, partnerships or corporations in addition to the undersigned, the death, release or discharge in whole or in part or the bankruptcy, merger, consolidation, incorporation, liquidation or dissolution of one or more of them shall not discharge or affect the liabilities of the undersigned under this Guaranty.

         10. RECAPTURE. Anything in this Guaranty to the contrary notwithstanding, if Agent or any Holder receives any payment or payments on account of the Obligations guaranteed hereby, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver, or any other party under any Insolvency Law, common law or equitable doctrine, then to the extent of any sum not finally retained by Agent and Holders, the undersigned's obligations to Agent and Holders shall be reinstated and this Guaranty shall remain in full force and effect (or be reinstated) until payment shall have been made to Agent and Holders, which payment shall be due on demand.

         11. BOOKS AND RECORDS. The books and records of Agent and Holders showing the account among Agent, Holders and the Corporation shall be admissible in evidence in any action or proceeding, shall be binding upon the undersigned for the purpose of establishing the items therein set forth and shall constitute prima facie proof thereof.

         12. NO WAIVER. No failure on the part of Agent or Holders to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by Agent of any right, remedy or power hereunder preclude any other or future exercise of any other legal right, remedy or power. Each and every right, remedy and power hereby granted to Agent or Holders or allowed it by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by Agent or Holders at any time and from time to time.

         13. WAIVER OF JURY TRIAL. THE UNDERSIGNED DO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED ON OR WITH RESPECT TO THIS GUARANTY OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR RELATING OR INCIDENTAL HERETO. THE UNDERSIGNED DO HEREBY CERTIFY THAT NO REPRESENTATIVE OR AGENT OF AGENT OR ANY HOLDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT AGENT OR ANY HOLDER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION.

         14. GOVERNING LAW; JURISDICTION; AMENDMENTS. THIS INSTRUMENT CANNOT BE CHANGED OR TERMINATED ORALLY, AND SHALL BE GOVERNED, CONSTRUED AND INTERPRETED AS TO VALIDITY, ENFORCEMENT AND IN ALL OTHER RESPECTS IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE UNDERSIGNED EXPRESSLY CONSENT TO THE JURISDICTION AND VENUE OF THE SUPREME COURT OF THE STATE OF NEW YORK, COUNTY OF NEW YORK, AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR ALL PURPOSES IN CONNECTION HEREWITH. ANY JUDICIAL PROCEEDING BY THE UNDERSIGNED AGAINST AGENT OR ANY HOLDER INVOLVING, DIRECTLY OR INDIRECTLY ANY MATTER OR CLAIM IN ANY WAY ARISING OUT OF, RELATED TO OR CONNECTED HEREWITH SHALL BE BROUGHT ONLY IN THE SUPREME COURT OF THE STATE OF NEW YORK, COUNTY OF NEW YORK OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK. THE UNDERSIGNED FURTHER CONSENT THAT ANY SUMMONS, SUBPOENA OR OTHER PROCESS OR PAPERS (INCLUDING, WITHOUT LIMITATION, ANY NOTICE OR MOTION OR OTHER APPLICATION TO EITHER OF THE AFOREMENTIONED COURTS OR A JUDGE THEREOF) OR ANY NOTICE IN CONNECTION WITH ANY PROCEEDINGS HEREUNDER, MAY BE SERVED INSIDE OR OUTSIDE OF THE STATE OF NEW YORK OR THE SOUTHERN DISTRICT OF NEW YORK BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, OR BY PERSONAL SERVICE PROVIDED A REASONABLE TIME FOR APPEARANCE IS PERMITTED, OR IN SUCH OTHER MANNER AS MAY BE PERMISSIBLE UNDER THE RULES OF SAID COURTS. THE UNDERSIGNED WAIVES ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED HEREON AND SHALL NOT ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE OR BASED UPON FORUM NON CONVENIENS.

         15. SEVERABILITY. To the extent permitted by applicable law, any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         16. AMENDMENTS, WAIVERS. No amendment or waiver of any provision of this Guaranty nor consent to any departure by the undersigned therefrom shall in any event be effective unless the same shall be in writing executed by the undersigned and Agent.

         17. NOTICE. All notices, requests and demands to or upon the undersigned shall be given in the manner set forth in the Debentures, as to each Guarantor, at its address set forth on the signature pages hereof, and as to the Holders and the Agent, at their address appearing on the books of the Corporation.

         18. SUCCESSORS. Agent and Holders may, from time to time, without notice to the undersigned, sell, assign, transfer or otherwise dispose of all or any part of the Obligations. Agent may, from time to time, without notice to the undersigned, sell, transfer or otherwise dispose of its rights under this Guaranty. In each such event, Agent, its Affiliates and each and every immediate and successive purchaser, assignee, transferee or holder of all or any part of the Obligations shall have the right to enforce this Guaranty, by legal action or otherwise, for its own benefit as fully as if such purchaser, assignee, transferee or holder were herein by name specifically given such right.

         19. RELEASE. Nothing except cash payment in full of the Obligations shall release the undersigned from liability under this Guaranty.

         IN WITNESS WHEREOF, this Guaranty has been executed by the undersigned this ___ day of ____, 2003.

                                            SPUTTERED FILMS, INC.

                                            By:________________________
                                            Name:
                                            Title:

                                            Address:

                                            Sputtered Films, Inc.
                                            320 Nopal Street
                                            Santa Barbara, California 93103


                                            TEGAL GERMANY

                                            By:________________________
                                            Name:
                                            Title:

                                            Address:

                                            c/o Tegal Corporation
                                            2201 South McDowell Boulevard
                                            Petaluma, California 94954
                                            Attention:  President
                                            Fax Number:  (707) 765-9311
                                            Email:  mparodi@tegal.com


                                            TEGAL JAPAN, INC.

                                            By:________________________
                                            Name:
                                            Title:

                                            Address:

                                            c/o Tegal Corporation
                                            2201 South McDowell Boulevard
                                            Petaluma, California 94954
                                            Attention:  President
                                            Fax Number:  (707) 765-9311
                                            Email:  mparodi@tegal.com

                                            TEGAL ITALY, SRL

                                            By:________________________
                                            Name:
                                            Title:

                                            Address:

                                            c/o Tegal Corporation
                                            2201 South McDowell Boulevard
                                            Petaluma, California 94954
                                            Attention:  President
                                            Fax Number:  (707) 765-9311
                                            Email:  MPARODI@TEGAL.COM
                                                    -----------------



                                            In each case with a copy to:

                                            Latham & Watkins LLP
                                            505 Montgomery Street, Suite 1900
                                            San Francisco, California 94111
                                            Attention:  Taitt Sato, Esq.
                                            Fax Number:  (415) 395-8095
                                            Email: taitt.sato@lw.com

                                    EXHIBIT 7

                              FORM OF LEGAL OPINION

The opinion will be subject to standard qualifications and exceptions, the standard form of Latham & Watkins LLP and review and approval by the firm's opinions committee.

1. The Company is a corporation duly incorporated under the Delaware General Corporation Law with corporate power and authority to enter into the Transaction Documents to which it is a party and to perform its obligations thereunder.

2. Sputtered Films, Inc. is a corporation duly incorporated under the laws of the state of California, with corporate power to execute and deliver the Transaction Documents to which it is a party and to perform its obligations thereunder.

3. Immediately prior to the [First/Second] Closing, the total authorized capital stock of the Company consists of 35,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock.

4. The Securities to be issued and sold by the Company pursuant to the Agreement have been duly authorized by all necessary corporate action on the part of the Company and, when issued to and paid for by you, upon conversion of the Purchased Debentures or exercise of the Purchased Warrants in accordance with the Agreement, the Underlying Shares will be validly issued, fully paid and non-assessable.

5. The execution, delivery and performance of each of the Amendment and the Transaction Documents have been duly authorized by all necessary corporate action of the Company and the Subsidiaries party thereto, and each of the Transaction Documents have been duly executed and delivered by the Company and the Subsidiaries party thereto.

6. Each of the Transaction Documents constitutes a valid and binding obligation of the Company and the applicable Subsidiaries party thereto, enforceable against the Company and the subsidiaries party thereto in accordance with its terms, except as limited by applicable bankruptcy, reorganization, insolvency moratorium or similar laws affecting the enforcement of creditors' rights and the availability of equitable remedies (regardless of whether such enforceability is considered in a proceeding at law or equity).

7. The Company's and each Subsidiary's execution and delivery of, and the consummation by the Company and each Subsidiary of the transactions contemplated thereunder, each of the Amendment and the Transaction Documents on the date hereof do not (i) violate the current Delaware General Corporation Law, (ii) result in the breach or default under any of the Material Agreements or (iii) violate any current federal or New York statute, rule or regulation applicable to the Company or any Subsidiary party to the Transaction Documents, except that we express no opinion regarding the indemnification section of the Registration Rights Agreement.

8. With your consent based solely on a certificate of an officer of the Company as to factual matters, the Company is not, and immediately after giving effect to the sale of the Purchased Debentures and Purchased Warrants in accordance with the Transaction Documents and the application of the proceeds as described in Section 2.17 of the Agreement, will not be required to be registered as an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

9. Assuming that the representations and warranties of the Company and the Investors contained in the Agreement are true and correct, the issuance of the (i) Purchased Debentures, (ii) shares of Common Stock issuable upon conversion of the Purchased Debentures, assuming conversion on the date hereof, (iii) Purchased Warrants and (iv) shares of Common Stock issuable upon exercise of the Purchased Warrants, assuming exercise on the date hereof, upon issuance and delivery and payment therefor in the manner described in the Agreement, are exempt from the registration requirements of the Securities Act. We express no opinion as to the securities laws of any other jurisdiction or to the effect of subsequent issuances of securities of the Company or transfers of the Securities to the extent that such issuances or transfers may be integrated with the issuance of the Securities under Section 4(2) of, or Rule 502 or Regulation D promulgated under, the Securities Act.

10. The Security Agreement creates a valid security interest in favor of Orin Hirschman as agent for the Investors, in all right title and interest of the Company and the Subsidiaries in the Collateral thereunder to the extent that a security interest therein can be executed under Article 9 of the
     Uniform Commercial Code of the State of New York (the "Article 9 Collateral"). Upon filing of the attached UCC filings with the Secretary of State of the State of Delaware, the security interest in the Article 9 Collateral identified in the attached UCC filings shall be perfected to the extent that it can be perfected by the filing of a UCC filing with the Secretary of State of Delaware. Upon filing of the attached recordation forms with the United States Patent and Trademark Office and the United States Copyright Office, the security interest in the registered U.S. patents, trademarks, and copyrights identified in the attached recordation forms shall be perfected to the extent that it can be perfected by the filing of a form with the United States Patent and Trademark Office and the United States Copyright Office.

                                   EXHIBIT 8

                         RISKS RELATED TO THIS OFFERING


SECURITIES PURCHASED IN THIS OFFERING ARE SUBJECT TO RESTRICTIONS WHICH MAY LIMIT YOUR ABILITY TO TRANSFER SUCH SHARES AND LIQUIDATE YOUR INVESTMENT.

         In connection with your purchase of Securities in this offering, you will be required to represent and warrant that you:

         o are acquiring the Securities for investment and not with a view to distribution or resale;

         o understand that you must bear the economic risk of an investment in our securities for an indefinite period of time because the common stock has not been registered with the SEC or any state or other governmental agency, and

         o understand and agree that the Securities may not be transferred or sold unless the Securities are registered or an exemption from such registration is available.

         You will be prohibited from transferring Securities purchased in this offering if such transfer would violate the Securities Act or any other applicable federal or state securities laws, rules or regulations. You may be prohibited from transferring the Securities purchased in the offering in the event that a registration statement to be filed by us under the Registration Rights Agreement is not declared effective by the SEC. In addition, you may be prevented from transferring such Securities pursuant to such registration statement if there is a delay in achieving the effectiveness of the registration statement, if the SEC imposes a stop order with respect to the registration statement, or we invoke our right to delay or suspend the effectiveness of the registration statement.


THE OFFERING PRICE OF SHARES OF OUR COMMON STOCK SHOULD NOT BE REGARDED AS AN INDICATION OF ANY FUTURE MARKET PRICE OF OUR COMMON STOCK, WHICH COULD DECLINE.

         The offering price of shares of our common stock (which underlie the Securities offered hereby) has been determined by us, the Placement Agents and certain Investors based on a number of factors, such as an assessment of our management, our present operations and our earnings prospects, the present state of our development, the general condition of the securities markets at the time of the offering and the price of our common stock on the Nasdaq National Market at the time of the offering. The price of the shares of our common stock should not be regarded as an indication of any future market price for shares of our common stock.


WE CANNOT ASSURE YOU THAT OUR STOCK PRICE WILL NOT DECLINE.

     The market price of our common stock could be subject to significant fluctuations. Among the factors that could affect our stock price are:

         o        quarterly variations in our operating results;

         o changes in revenue or earnings estimates or publication of research reports by analysts;

         o        failure to meet analysts' revenue or earnings estimates;

         o        speculation in the press or investment community;

         o strategic actions by us or our competitors, such as acquisitions or restructurings;

         o        actions by institutional stockholders;

         o        general market conditions; and

         o domestic and international economic factors unrelated to our performance.

         The stock markets in general, and the markets for technology stocks in particular, have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our common stock. In particular, we cannot assure you that you will be able to resell your shares at any particular price, or at all.


SHARES ELIGIBLE FOR SALE IN THE FUTURE COULD NEGATIVELY AFFECT OUR STOCK PRICE.

         The market price of our common stock could decline as a result of sales of a large number of shares of our common stock or the perception that these sales could occur. This might also make it more difficult for us to raise funds through the issuance of securities. As of June 18, 2003, we had outstanding 16,091,762 shares of common stock of which 12,705,358 shares are freely tradeable. The remaining 3,386,404 shares of common stock outstanding are "restricted securities" as defined in Rule 144. These shares include 642,200 issued to the Clarke Family Trust and 596,327 shares issued to the Carole Clarke 1997 Trust, both in connection with our acquisition of Sputtered Films. These restricted securities may be sold in the future pursuant to registration statements filed with the SEC or without registration under the Securities Act to the extent permitted by Rule 144 or other exemptions under the Securities Act.

         As of June 18, 2003, there were an aggregate of 4,945,018 shares of common stock issuable upon exercise of outstanding stock options and warrants, including 3,246,466 shares issuable upon exercise of options outstanding under our option plans and 1,698,552 shares of common stock issuable upon exercise of outstanding warrants (including 537,500 shares issued to Polar Global Technology upon exercise of an outstanding warrant). In addition we have agreed to register for resale the 1,499,987 shares of common stock issued through the Sputtered Films acquisition. We have not entered into any agreements or understanding regarding any future acquisitions and cannot ensure that we will be able to identify or complete any acquisition in the future.


SHARES ELIGIBLE FOR INCLUSION IN THE INVESTORS' REGISTRATION STATEMENT COULD NEGATIVELY AFFECT OUR STOCK PRICE.

         Approximately 5,084,956 shares of our common stock will be included in the registration statement to be filed under your Registration Rights Agreement covering the shares of common stock underlying the Securities. These shares may adversely affect the price of our common stock.

THE SALE OF THE SECURITIES MAY RESULT IN SUBSTANTIAL DEFERRAL OF APPLICATION OF OUR NET OPERATING LOSS

         The sale of the Securities may adversely affect the timing of the application of existing net operating losses to future taxable earnings, if any.

Special Note Regarding Forward Looking Statements



         These risk factors include or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements, which are based on assumptions and describe our future plans, strategies and expectations, are generally identifiable by the use of the words "anticipate," "believe," "estimate," "expect," "intend," "project," or similar expressions. These forward-looking statements are subject to risks, uncertainties and assumptions about us. If one or more of these risks or uncertainties materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirely by the cautionary statements in this paragraph. Certain aspects of the transaction may have tax consequences. Investors must consult their own tax advisors.